UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014 (March 17, 2014)

COOPER-STANDARD HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip Code)

(248) 596-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 17, 2014, Cooper-Standard Holdings Inc. (NYSE: CPS) (“Holdings”), the parent company of Cooper-Standard Automotive Inc. (“Cooper-Standard”), issued a press release announcing that it intends to launch a refinancing of existing indebtedness outstanding under its Senior PIK Toggle Notes due 2018 (“HoldCo Notes”) and Cooper-Standard’s 8 1⁄2% Senior Notes due 2018 (“OpCo Notes”).

In connection with the proposed refinancing, Cooper-Standard intends to enter into a $725 million senior secured term loan facility and use borrowings thereunder to refinance $200 million in aggregate principal amount of HoldCo Notes and $450 million in aggregate principal amount of OpCo Notes. Holdings indicated that the proposed refinancing is expected to reduce its annual interest expense materially.

The consummation of the refinancing is subject to market and other customary conditions and there can be no assurance that the refinancing will occur. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

99.1	Press release dated March 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

Date: March 17, 2014	By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated March 17, 2014.